[ELLIOTT, LANE & ASSOCIATES, INC. LETTERHEAD]

                                     [Date]

                                GENERAL AGREEMENT
                                -----------------

Mr. T. Tkachuk
Peabodys Coffee Inc. (PBDY)
3845 Atherton Road, Suite 9
Rocklin, CA 95765

Dear Mr. Gibbons:

     This agreement is in relation to your corporation's desire to secure consultant advisory services in relation to our ability to provide the assistance required by your corporation.

     Elliott, Lane & Associates, Inc. will consult with the company with regard to developing an action plan and will assist in executing the company's business plan.

     Elliott, Lane & Associates, Inc. will have access to all corporate information and to its auditors and legal counsel. The company will provide Elliott, Lane & Associates, Inc. with all the necessary information that it requires upon request and will not withhold information from Elliott, Lane & Associates, Inc. Elliot, Lane & Associates, Inc., as part of this agreement, will provide written and/or verbal reports to the company for any proposed plan of action, and will only execute a plan of action with the express agreement of the company.

     Immediately upon the signing of this contract and after consulting with the company, Elliot, Lane & Associates, Inc. will begin to source synergistic merger and/or acquisition and/or joint venture opportunities for the company, it will complete due diligence on the target merger and/or acquisition and/or joint venture candidate(s) and will assist in the negotiations on behalf of the company. It will also assist with the development of the proforma financial projections for the developing company post merger and/or acquisition.

     Elliot, Lane & Associates, Inc. will help coordinate news releases to the public which will begin with a prompt news release that Elliot, Lane & Associates, Inc. has been retained for the above-mentioned services.

     In recognition of the above services, Peabodys Coffee, Inc. will pay Elliot, Lane & Associates, Inc. the following:

PBDY Initials:_____               Page 1 of 3                 ELA Initials:_____

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     1.   Sixty  Thousand  (60,000)  shares of  Peabodys  Coffee,  Inc.,  freely tradable common stock as compensation for consulting services. Such shares will be issued coincident with the signing of this general agreement.

     2. Ten Thousand (10,000) shares of Peabodys Coffee, Inc. restricted (Rule 144 of the Securities Act of 1933) common stock as compensation for consulting services. Such shares will be issued coincident with the signing of this general agreement and will have piggy-back registration rights.

     3. Ten percent (10%) of the transaction value in equity and/or cash for each successful acquisition and/or merger approved and completed by Peabodys Coffee, Inc., initiated by Elliot, Lane & Associates, Inc. Such ten percent (10%) of the transaction value will be paid to Elliot, Lane & Associates, Inc. upon closing of the said acquisition and/or merger.

     4. In the event of a joint venture, initiated by Elliot, Lane & Associates, Inc. being approved and entered into by Peabodys Coffee, Inc., Elliot, Lane & Associates, Inc. will be issued Fifty Thousand (50,000) shares of Peabodys Coffee, Inc. restricted (Rule 144 of the Securities Act of 1933) common stock. Such shares will be issued coincident with the signing of the joint venture agreement.

     The undersigned parties hereby irrevocably agree not to circumvent, avoid or bypass each other, whether directly or indirectly, to avoid payment of fees or commissions, and/or usurp essential confidentiality in any transaction which any individual or organization revealed by either party to the other, in connection with any renegotiations, parallel, or third party assignments thereof. Further, the undersigned parties agree to work together toward a mutual goal of effecting a business transaction agreeable to all parties.

     Nor shall either party disclose or otherwise reveal to any third party, any confidential information provided by the other, particularly concerning names, addresses, cable or telefax, fax, email, or other codes, bank information, references or other means of identification or access or any other proprietary information, formally or otherwise advised by either party to the other as being confidential, without specific written approval of the other.

     Indemnification, in its broadest meaning and application, will be provided to Elliot, Lane & Associates, Inc. by Peabodys Coffee, Inc. who hereby agrees to indemnify, defend and hold harmless Elliot, Lane & Associates, Inc. and all of its representatives from any and all claims or actions arising out of or in connection with this general agreement.

     This is to apply to this transaction and to any subsequent transaction that may occur from time to time, for a period of five (5) years from the date hereof, which is introduced to one party hereto by the other party.

PBDY Initials:_____               Page 2 of 3                 ELA Initials:_____

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     This general  agreement  will be effective for _______  year(s),  renewable with mutual consent of both parties.

Agreed and accepted:

By:_______________________________            By:_______________________________
   Mark R. Lane                                  Mr. T. Tkachuk
   Elliot, Lane & Associates, Inc.               Peabodys Coffee, Inc.

PBDY Initials:_____               Page 3 of 3                 ELA Initials:_____